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Exhibit 10.1

STOCK PURCHASE AGREEMENT
Between
UNIVISION COMMUNICATIONS INC.
And
CLEAR CHANNEL INVESTMENTS, INC.

        STOCK PURCHASE AGREEMENT (this "Agreement") dated as of January 7, 2004 between Univision Communications Inc., a Delaware corporation ("Company"), and Clear Channel Investments, Inc., a Nevada corporation ("Holder").

        WHEREAS, Holder owns 15,815,999 shares of the Class A common stock, par value $0.01 per share (the "Common Stock"), of Company as of January 7, 2004 (the "Clear Channel-Owned Shares");

        WHEREAS, Company and Holder are parties to a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of September 22, 2003;

        WHEREAS, Company has entered into an Underwriting Agreement dated as of the date hereof (the "Underwriting Agreement") with the underwriters named therein (the "Underwriters") pursuant to which Company is offering to sell to the public for cash (the "Public Offering") 15,815,999 shares of its Common Stock (the closing of such offer and sale is hereinafter referred to as the "Closing" and the date of such Closing is hereinafter referred to as the "Closing Date") pursuant to Company's registration statement on Form S-3 (No. 333-110981) (as amended to the date hereof, the "Registration Statement") and a prospectus supplement (together with the prospectus included in the Registration Statement, the "Prospectus") filed pursuant to Rule 424 under the Securities Act of 1933, as amended;

        WHEREAS, Company and Holder desire to make certain representations, warranties and agreements in connection with the transactions described herein; and

        WHEREAS, on the Closing Date, Holder desires to sell to Company, and Company desires to purchase from Holder, all of the Clear Channel-Owned Shares (such sale and purchase being hereinafter referred to as the "Purchase");

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree:

ARTICLE I
PURCHASE AND SALE OF CLEAR CHANNEL-OWNED SHARES; CLOSING

1.1 Purchase and Sale of Clear Channel-Owned Shares.

        On the basis of the representations and warranties contained herein and subject to the terms and conditions hereof, on the Closing Date, Holder agrees to sell to Company, and Company agrees to purchase from Holder, all of the Clear Channel-Owned Shares at a purchase price per share of $37.90 (the "Purchase Price"), which price represents the purchase price per share to be received by Company from the Public Offering after deducting all underwriting discounts and commissions.

1.2 Closing.

          (a)   Subject to satisfaction or waiver of the conditions set forth herein, the Closing of the Purchase shall take place at the offices of O'Melveny & Myers LLP at 1999 Avenue of the Stars, Suite 700, Los Angeles, California on the Closing Date (or at such other time or place as shall be mutually agreed upon by the parties hereto). The parties agree that the Closing Date will be January 12, 2004.

          (b)   At the Closing, Holder shall sell, assign and transfer to Company all its right, title and interest in and to the Clear Channel-Owned Shares free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances or equities (collectively, the "Liens") and deliver to the Bank of New York, as transfer agent for Company, the Clear Channel-Owned Shares in electronic form.

          (c)   On the Closing Date, Company shall pay to Holder the aggregate Purchase Price for all Clear Channel-Owned Shares by wire transfer of immediately available funds to an account designated in writing by Holder (the number for which account shall have been furnished to Company at least one (1) business day prior to the Closing Date).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HOLDER

        Holder represents and warrants to Company as follows:

2.1 Power, Authority and Enforceability.

        Holder has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holder and the consummation by Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part Holder. This Agreement has been duly executed and delivered by Holder and, assuming the accuracy of the representations and warranties set forth in Article III hereof, constitutes the legal, valid and binding agreement of Holder enforceable against it in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2 Governmental Authorization.

        No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery by Holder of this Agreement, the performance by Holder of its obligations hereunder and the consummation by Holder of the transactions contemplated hereby, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the ability of Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

2.3 Noncontravention.

        The execution and delivery by Holder of this Agreement, the performance by Holder of its obligations hereunder and the consummation by Holder of the transactions contemplated hereby will not conflict with or result in a breach or violation of (1) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights to termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which any of their property or assets is subject or (2) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Holder or any of its subsidiaries or any of their respective properties, except for in the case of either clause (1) or (2) such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated by this Agreement, nor will any such action result in any violation of the provisions of the certificate of incorporation or the by-laws of Holder.

2.4 Title to Clear Channel-Owned Shares.

        Holder has good and valid title to the Clear Channel-Owned Shares, free and clear of all Liens, with full right and authority to deliver the same hereunder. Upon payment for the Clear Channel-Owned Shares pursuant to this Agreement, Company will acquire good and valid title thereto, free and clear of all Liens. Holder represents that none of Clear Channel Communications, Inc. or any of its subsidiaries (including Holder) hold any other shares of capital stock of Company other than the Clear Channel-Owned Shares.

2.5 Independent Investigation.

        Holder (a) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Clear Channel-Owned Shares, including the risks associated therewith, and (b) has adequate information and has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the business, properties, results of operations and financial condition of Company and its subsidiaries taken as a whole to make an informed decision regarding the sale of the Clear Channel-Owned Shares pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

        Company hereby represents and warrants to Holder as follows:

3.1 Power, Authority, and Enforceability.

        Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company and, assuming the accuracy of the representations and warranties set forth in Article II hereof, constitutes the legal, valid and binding agreement of Company enforceable against Company in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Governmental Authorization.

        No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby and in the Prospectus, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Securities Act"), and as may be required under state securities or blue sky laws in connection with the Public Offering or which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the ability of Company to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

3.3 Noncontravention.

        The execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby and in the Prospectus will not conflict with or result in a breach or violation of (1) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights or termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound or to which any of their property or assets is subject or (2) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Company or any of its subsidiaries or any of their respective properties, except for in the case of either clause (1) or (2) such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated by this Agreement, nor will any such action result in any violation of the provisions of the certificate of incorporation or the by-laws of Company.

3.4 No Distribution.

        Company is purchasing the Clear Channel-Owned Shares from Holder for its own account and not with a view to any distribution thereof within the meaning of the Securities Act. Following the Closing, the Clear Channel-Owned Shares acquired by Company from Holder shall either be cancelled or placed in Company's treasury.

ARTICLE IV
CONDITIONS TO CLOSING

4.1 Conditions to Obligations of Company.

        The obligation of Company to purchase the Clear Channel-Owned Shares hereunder is subject to the satisfaction or waiver on or before the Closing Date of each of the following conditions:

          (a)   No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated by this Agreement. As used herein, the term "Governmental Entity" means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local or (iii) domestic or foreign.

          (b)   The Closing shall have occurred in accordance with the terms of the Underwriting Agreement.

          (c)   Holder shall have performed in all material respects all of its obligations hereunder required to be performed by it on or before the Closing Date.

          (d)   The representations and warranties (without regard to materiality qualifiers) of Holder contained in this Agreement and in any certificate or other writing delivered by Holder pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of such date.

          (e)   Company shall have received a certificate signed by a duly authorized officer of Holder to the effect set forth in Section 4.1(c) and (d) above.

4.2 Conditions of Obligations of Holder.

        The obligation of Holder to sell the Clear Channel-Owned Shares hereunder is subject to the satisfaction or waiver on or prior to the Closing Date of each the following conditions:

          (a)   No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated by this Agreement.

          (b)   The Closing shall have occurred in accordance with the terms of the Underwriting Agreement.

          (c)   Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or before the Closing Date.

          (d)   The representations and warranties (without regard to materiality qualifiers) of Company contained in this Agreement and in any certificate or other writing delivered by Company pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of such date.

          (e)   Holder shall have received a certificate signed by a duly authorized officer of Company to the effect set forth in Section 4.2(c) and (d) above.

ARTICLE V
COVENANTS

5.1 Relinquishment of Registration Rights.

        Upon consummation of the Purchase and receipt of the aggregate Purchase Price by Holder for all Clear Channel-Owned Shares, the Registration Rights Agreement will be deemed terminated.

5.2 Lock-up.

        Until the Closing and except for the sale of the Clear Channel-Owned Shares pursuant to the terms of this Agreement, Holder agrees that it shall not, without the prior written consent of Company, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Company, directly or through any of its subsidiaries, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended), any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock, or publicly announce an intention to effect any such transaction.

ARTICLE VI
GENERAL PROVISIONS

6.1 Notices.

        All notices required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        If to Holder, to:

    Clear Channel Investments, Inc.
    200 E. Basse Road
    San Antonio, Texas 78209

    Attention: Hamlet Newsom
    Facsimile: (210) 832-3428

    with a copy (which shall not constitute notice), to:

    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
    300 Convent St., Suite 1500
    San Antonio, TX 78205
    Attention: Will Liebmann, Esq.
    Facsimile: (210) 224-2035

        If to Company, to:

    Univision Communications Inc.
    1999 Avenue of the Stars
    Los Angeles, California, 90067-6035
    Attention: C. Douglas Kranwinkle, Esq.
    Facsimile: (310) 556-1526

    with a copy (which shall not constitute notice), to:

    O'Melveny & Myers LLP
    1999 Avenue of the Stars
    Los Angeles, California, 90076-6035
    Attention: Allison M. Keller, Esq. and Robert D. Haymer, Esq.
    Facsimile: (310) 246-6779

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

6.2 Amendments and Waivers.

        Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.3 Successors and Assigns.

        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4 Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles.

6.5 Public Announcements.

        Each party agrees that, except as may be required by applicable law, rule or regulation, or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other party.

6.6 Section Headings.

        The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

6.7 Enforcement.

        The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.

6.8 Severability.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

6.9 Expenses.

        Each of Company and Holder shall pay its own expenses incurred in connection with the transactions contemplated hereby.

6.10 No Indemnity.

        Notwithstanding anything herein or in any other agreement to the contrary, no party to this Agreement shall have any obligation to indemnify any other party to this Agreement in connection with any matter related to or arising out of the Public Offering or the subject matter of this Agreement.

6.11 Termination.

        Notwithstanding any provision in this Agreement to the contrary, this Agreement (other than the terms of Sections 6.9 and 6.10, which shall remain in full force and effect) shall terminate if the Underwriting Agreement is terminated in accordance with the terms contained therein.

6.12 Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

[Signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

UNIVISION COMMUNICATIONS INC.
By:	/s/ C. DOUGLAS KRANWINKLE Name: C. Douglas Kranwinkle Title: EVP

CLEAR CHANNEL INVESTMENTS, INC.
By:	/s/ JULIANA HILL Name: Juliana Hill Title: Senior Vice President—Finance

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STOCK PURCHASE AGREEMENT Between UNIVISION COMMUNICATIONS INC. And CLEAR CHANNEL INVESTMENTS, INC.